Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-210642 on Form S-4 of our report dated March 25, 2016, relating to the consolidated financial statements of CIFC Corp. and its subsidiaries, and the effectiveness of CIFC Corp. and its subsidiaries internal control over financial reporting, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

June 7, 2016